UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2025

V2X, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

1875 Campus Commons Drive, Suite 305

Reston, VA 20191

(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000

(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 8, 2025, V2X, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Vertex Aerospace Holdco LLC (the “Selling Shareholder”) and RBC Capital Markets, LLC, as underwriter (the “Underwriter”), relating to the public offering (the “Offering”) of 2,000,000 shares of common stock, par value $0.01 per share (“common stock”) by the Selling Shareholder.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, the Selling Shareholder and the Underwriter, as well as termination and other customary provisions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333- 267223) that was declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission on September 12, 2022, and a related prospectus supplement dated August 8, 2025 (the “Prospectus”).

The Offering closed on August 11, 2025. The Company purchased from the Underwriter 200,000 shares of common stock that were subject to the Offering at a price per share equal to the price per share paid by the Underwriter to the Selling Shareholder in the Offering. The Company did not sell any securities in the Offering and will not receive any proceeds from the sale of the shares offered by the Selling Shareholder. Following the Offering, the Selling Shareholder and its affiliates will continue to beneficially own 10,167,286 shares, or approximately 32.3%, of the Company’s outstanding common stock after giving effect to the Offering, including the Company’s repurchase of shares of its common stock.

The Selling Shareholder and certain affiliates of the Selling Shareholder (collectively, the “Selling Shareholder Parties”) and the Company are party to that certain Shareholders Agreement, dated July 5, 2022 (the “Shareholders Agreement”). Following the closing of the Offering, the Selling Shareholder Parties owned 9,791,866 shares, or approximately 31.1%, of the Company’s outstanding common stock for purposes of the Shareholders Agreement after giving effect to the Offering, including the Company’s repurchase. As a result, two directors designated by the Selling Shareholder are obligated to resign from the Board of Directors of the Company (the “Board”) effective no later than the Company’s 2026 Annual Meeting of Shareholders. In addition, the Selling Shareholder may only designate one director to serve on each committee of the Board and no longer has consent rights over certain material corporate actions, including, among others, (a) issuing capital stock or stock equivalents representing, on a preceding 36-month basis, greater than 10% of the Company’s outstanding common stock, excluding common stock or stock equivalents issued in connection with an acquisition approved by a majority of the Board; (b) redeeming, acquiring or otherwise purchasing the Company’s capital stock in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (c) repealing, amending or modifying the Company’s organizational documents (subject to certain clarifications); (d) declaring or paying any dividend or distribution on a non-pro rata basis or in excess of $25.0 million in the aggregate during any fiscal year; (e) entering into certain transactions (e.g., mergers, spinoffs, or acquisitions); (f) agreeing to make any capital expenditures in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (g) incurring Indebtedness as defined in the merger agreement dated as of March 7, 2022 (excluding any incurrence under the Company’s existing credit facilities or any ordinary course of business incurrence under the Company’s existing asset-based loan or revolving credit facility) that causes the Company’s total net leverage ratio to exceed 4.5x; (h) terminating the Company’s Chief Executive Officer or Chief Financial Officer; (i) hiring a replacement Chief Executive Officer or Chief Financial Officer; or (j) designating a director to the Board in a manner contrary to the designation rights of the Selling Shareholder under the Shareholders Agreement.

The foregoing description of the Underwriting Agreement and the Shareholders Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Shareholders Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the Shareholders Agreement is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2022, each of which is incorporated herein by reference.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about the Company or its subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2025, by and among V2X, Inc., Vertex Aerospace Holdco LLC and RBC Capital Markets, LLC, as underwriter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2X, INC.

Dated: August 11, 2025	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary